Exhibit 10.3
TRANSDEL PHARMACEUTICALS, INC.
RESTRICTED STOCK GRANT NOTICE
(2007 INCENTIVE STOCK OPTION AND AWARDS PLAN)
Transdel Pharmaceuticals, Inc. (the “Company”), pursuant to its 2007 Incentive Stock Option and Awards Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:	Dr. John Bonfiglio
Date of Grant:	October 20, 2010
Vesting Commencement Date:	October 20, 2010
Number of Shares Subject to Award:	50,000
Vesting Schedule: The Shares shall vest on and after the following dates, provided the Participant has not terminated his service as of the applicable vesting date:
(a) 25% of the Common Shares shall vest immediately upon Vesting Commencement Date; and
(b) the balance of the Common Shares shall vest in equal monthly installments over the next 36 months beginning 30 days after the Vesting Commencement Date;
(c) provided, however, that Participant shall gain a vested interest in an additional 10% of the Shares upon the closing of a Qualified Transaction.
A “Qualified Transaction” shall mean (i) a debt or equity financing in which the gross proceeds to the Company equals or exceeds $3 million; or (ii) a corporate partnership transaction that includes gross proceeds to the Company of at least $3 million to support the Company’s general and administrative expenses.
Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Grant Notice, the Restricted Stock Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

TRANSDEL PHARMACEUTICALS, INC.		PARTICIPANT:

By:	/s/ John Lomoro	/s/ John Bonfiglio
Name:	John Lomoro	Signature: Dr. John Bonfiglio

Title:	Chief Financial Officer	Title:	Chief Executive Officer

Date: October 20, 2010		Date: October 20, 2010

ATTACHMENTS:	Restricted Stock Agreement, 2007 Incentive Stock Option and Awards Plan, form of Assignment Separate from Certificate and form of Joint Escrow Instructions

TRANSDEL PHARMACEUTICALS, INC.
2007 INCENTIVE STOCK OPTION AND AWARDS PLAN
Restricted Stock Agreement
Pursuant to the Restricted Stock Grant Notice (“Grant Notice”) and this Restricted Stock Agreement (collectively, the “Award”) and in consideration of your services as a member of the Board of Directors, Transdel Pharmaceuticals, Inc. (the “Company”) has awarded you under its 2007 Incentive Stock Option and Awards Plan (the “Plan”) that number of shares of the Company’s Common Stock as indicated in the Grant Notice. Defined terms not explicitly defined in this Restricted Stock Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of your Award are as follows:
1. Vesting.
(a) Normal Vesting. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
(b) Acceleration of Vesting under Certain Circumstances.
(i) In the event of your death or Disability, then 100% of the shares issued under this Award shall be automatically deemed vested and no longer subject to any Reacquisition Right (as defined below).
(ii) Upon an Involuntary Termination of Participant’s employment within twelve (12) months following a Change of Control, Participant shall automatically gain a vested interest in all then remaining unvested Shares (and the Company’s Reacquisition Right shall automatically terminate).
For purposes of this Award,
(a) “Cause” shall mean Participant’s: (i) acts of theft, embezzlement, fraud, material dishonesty or misappropriation of any of the Company’s (or a surviving entity’s following a Change of Control) property, or conviction for, or the entry of a plea of guilty or nolo contendere to, any felony, or to any other crime involving dishonesty, moral turpitude, fraud or embezzlement; (ii) breach of Company’s confidentiality agreement, which shall not be subject to any cure; (iii) breach of any material provision of any written agreement between Participant and the Company (or the surviving entity following a Change of Control), other than a breach as described in subsection (ii) above, and failure of Participant to cure such beach, if susceptible to cure, within ten (10) days following Participant’s receipt of written notice of such breach; (iv) failure or refusal to perform, or material negligence in the performance of, duties to the Company (or the surviving entity following a Change of Control), or refusal or failure to follow or carry out any reasonable direction of the board of directors of the Company (or of the applicable supervisory personnel of the surviving entity following a Change of Control), which failure or refusal, if susceptible to cure, remains uncured or continues or recurs after ten (10) days following Participant’s receipt of written notice specifying the nature of such failure or refusal; (v) inability to perform the essential functions of Participant’s position, with or without reasonable accommodation, due to a mental or physical disability; or (vi) death.

(b) “Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (iii) a merger, consolidation or other transaction of the Company with or into any other corporation, entity or person, other than a transaction in which the holders of at least 50% of the shares of capital stock of the Company outstanding immediately prior thereto continue to hold (either by voting securities remaining outstanding or by their being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such transaction; or (iv) a contest for the election or removal of members of the Board of Directors of the Company that results in the removal from the Board of at least 50% of the incumbent members of the Board; provided, however, in no event shall the securities issued by the Company in connection with a financing transaction (i.e., the primary purpose of which is to raise funds to support the Company’s operations) shall be deemed to be a Change of Control.
(c) “Good Reason” shall mean Participant’s resignation within sixty (60) days after the occurrence of any of the following events without Participant’s consent: (i) a material reduction in the aggregate level of Participant’s base salary and incentive compensation opportunity (other than Company-wide reductions or reductions generally applicable to positions of comparable management authority within the surviving entity following a Change of Control); (ii) a material reduction of Participant’s duties, responsibilities and requirements so that Participant’s duties are no longer consistent with Participant’s position immediately prior to a Change of Control; or (iii) relocation of Participant’s primary place of employment by the Company (or the surviving entity following a Change of Control) to a facility or location more than fifty (50) miles from Participant’s primary place of employment immediately prior to the Change in Control.
(d) “Involuntary Termination” shall mean (i) the termination of Participant’s employment by the Company (or the surviving entity following a Change of Control) for reasons other than for Cause or (ii) Participant’s resignation for Good Reason, as those terms are defined herein.
2. Number of Shares and Consideration. The number of shares subject to your Award is set forth in your Grant Notice and may be adjusted from time to time for capitalization adjustments, as provided in the Plan. As reflected in your Grant Notice, the Award is granted to you in consideration of your services as a member of the Board of Directors. Accordingly, you are not required to make any payment to the Company in order to receive the shares subject to the Award.

3. Securities Law Compliance. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
4. Right of Reacquisition.
(a) The Company shall have a Reacquisition Right as to the shares you received pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule on the Grant Notice (“Unvested Shares”) on the following terms and conditions:
(i) The Company, shall simultaneously with termination of your Continuous Service automatically reacquire for no consideration (that is, for $0.00) all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Holder as defined below) within ninety (90) days after the termination of your Continuous Service, and the Escrow Holder may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the Escrow Holder shall transfer to the Company the number of shares the Company is reacquiring.
(ii) The Company’s right to reacquire the shares issued under your Award shall lapse at the rate set forth in your Grant Notice.
(iii) The shares issued under your Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment IV. You agree to execute two (2) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and deliver the same, along with the certificate or certificates evidencing the shares, for use by the escrow agent pursuant to the terms of the Joint Escrow Instructions.
(iv) Subject to the provisions of your Award, you shall, during the term of your Award, exercise all rights and privileges of a shareholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.
(v) If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you is entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

5. Restrictive Legends. The Company may at any time place legends referencing the Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing the shares issued under your Award. You shall, at the request of the Company, promptly present to the Company any and all certificates representing the shares under your Award in your possession in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”
6. Transfers in Violation of Agreement. No shares under your Award may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner that violates any of the provisions of this Award until the date on which such shares are no longer Unvested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares under your Award that will have been transferred in violation of any of the provisions set forth in this Award or (b) to treat as owner of such shares under your Award or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the shares to the Company’s transfer agent.
7. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.

8. Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than stock (excepting normal cash dividends) that has a material effect on the fair market value of shares of stock, appropriate adjustments shall be made in the number and kind of shares subject to this Award, in order to prevent dilution or enlargement of your rights under this Award.
9. Withholding Obligations.
(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.
(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.
10. Tax Consequences.
(a) You understand that Section 83 of the Internal Revenue Code, as amended (the “Code”) taxes as ordinary income the difference between the amount paid for the shares subject to this Award, if anything, and the fair market value of such shares as of the date on which the shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the shares pursuant to the Reacquisition Right has lapsed. You understand that you may elect to have your taxable income determined at the time you acquire the shares rather than when and as the Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service attached hereto no later than thirty (30) days after the date of acquisition of the shares. You understand that failure to make a timely filing under Section 83(b) will result in your recognition of ordinary income, as the Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the shares issued under the Award at the time such restrictions lapse. You further understand, however, that if such shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by you for the forfeited shares over the amount realized (if any) upon their forfeiture. If you have paid nothing for the forfeited shares and have received no payment upon their forfeiture, you understand that you will be unable to recognize any loss on the forfeiture of the shares even though you incurred a tax liability by making an election under Section 83(b).

(b) You understand that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the shares issued under this Award. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to you. You acknowledge that you have been advised to consult with a tax advisor regarding the tax consequences to you of the acquisition of shares hereunder. ANY ELECTION UNDER SECTION 83(b) YOU WISH TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH YOU ACQUIRE THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. YOU ACKNOWLEDGE THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS YOUR SOLE RESPONSIBILITY, EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON YOUR BEHALF.
(c) You will notify the Company in writing if you file an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive your evidence of such filing, to claim a tax deduction for any amount that would otherwise be taxable to you in the absence of such an election.
11. Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
12. Miscellaneous.
(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.
(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d) The Company may terminate or amend the Plan or this Award at any time; provided, however, that no such termination or amendment may adversely affect your rights under this Award without your consent unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Award shall be effective unless in writing.

(e) By signing this Agreement, you acknowledge that your personal employment information regarding participation in the Plan and information necessary to determine and pay, if applicable, benefits under the Plan must be shared with other entities, including companies related to the Company and persons responsible for certain acts in the administration of the Plan. By signing this Agreement, you consent to such transmission of personal data as the Company believes is appropriate to administer the Plan.
(f) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California.
13. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Agreement as of the 20th day of October 2010.

TRANSDEL PHARMACEUTICALS, INC.		RECIPIENT:

/s/ John Bonfiglio
By:	/s/ John Lomoro	Signature:	John Bonfiglio, Ph.D.

Name:	John Lomoro	Address:

Title:	Chief Financial Officer

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE
For Value Received and pursuant to that certain Restricted Stock Grant Notice and Restricted Stock Agreement (the “Award”), Dr. John Bonfiglio hereby sells, assigns and transfers unto Transdel Pharmaceuticals, Inc., a Delaware corporation (“Assignee”)                         shares of the common stock of the Assignee, standing in the undersigned’s name on the books of said corporation represented by Certificate No.                        herewith and do hereby irrevocably constitute and appoint                                                                as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Corporation issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Corporation’s Reacquisition Right under the Award.

Dated: __________________	DR. JOHN BONFIGLIO

Signature

[Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its Reacquisition Right set forth in the Award without requiring additional signatures on your part.]

JOINT ESCROW INSTRUCTIONS
October 20, 2010
Corporate Secretary
Transdel Pharmaceuticals, Inc.
4275 Executive Square, Suite 230
La Jolla, California 92037
Dear Sir/Madam:
As Escrow Agent for both Transdel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Grant Notice (the “Grant Notice”), dated October 20, 2010 to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of that certain Restricted Stock Agreement (“Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:
1. In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.
3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Notice. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.
4. This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company.
5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.
10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
11. You shall be entitled to employ such legal counsel, including but not limited to DLA Piper LLP (US), and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.
12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.
13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

COMPANY:	Transdel Pharmaceuticals, Inc. 4275 Executive Square, Suite 230 La Jolla, California 92037 Attn: Chief Financial Officer

RECIPIENT:	Dr. John Bonfiglio

ESCROW AGENT:	Transdel Pharmaceuticals, Inc. 4275 Executive Square, Suite 230 La Jolla, California 92037 Attn: Corporate Secretary
16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.

Very truly yours, TRANSDEL PHARMACEUTICALS, INC.
By:	/s/John Lomoro
Name:	John Lomoro
Title:	Chief Financial Officer

RECIPIENT
/s/ John Bonfiglio
Signature

ESCROW AGENT:
/s/ John Lomoro
Signature

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income or alternative minimum taxable income, as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:
1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: Dr. John Bonfiglio

NAME OF SPOUSE: _____________________________________________________________

ADDRESS: ___________________________ ___________________________

IDENTIFICATION NO. OF TAXPAYER:___________________________

IDENTIFICATION NO. OF SPOUSE: ___________________________

TAXABLE YEAR: 2010

2.	The property with respect to which the election is made is described as follows:

50,000 shares of the Common Stock of Transdel Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is: October 20, 2010

4.	The property is subject to the following restrictions:

Repurchase option at cost in favor of the Company upon termination of taxpayer’s employment or consulting relationship.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $0.80.

6.	The amount (if any) paid for such property: none.
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: __________________
Taxpayer

Dated: __________________
Spouse of Taxpayer